       As filed with the Securities and Exchange Commission on December 20, 2001

                                                    Registration No. 333-
                                                                         -------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------

                                   PALM, INC.
             (Exact name of Registrant as specified in its charter)
                             ----------------------

         Delaware                                              94-3150688
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                           5470 Great America Parkway
                          Santa Clara, California 95052
    (Address, including zip code of Registrant's principal executive offices)
                             ----------------------

             THINAIRAPPS, LLC 1999 INCENTIVE OPTION PLAN, AS AMENDED
                 THINAIRAPPS, INC. 2000 EQUITY COMPENSATION PLAN

                            (Full title of the plan)
                             ----------------------
                                Eric A. Benhamou
                                   Palm, Inc.
                           5470 Great America Parkway
                          Santa Clara, California 95052
                                 (408) 878-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------
                                   Copies to:

     Katharine A. Martin, Esq.                      Stephen Yu, Esq.
 Wilson, Sonsini, Goodrich & Rosati                    Palm, Inc.
     Professional Corporation                  5470 Great America Parkway
        650 Page Mill Road                        Santa Clara, CA 95052
        Palo Alto, CA 94304                         (408) 878-9000
          (650) 493-9300

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                            Proposed             Proposed
                                                                            Maximum               Maximum
            Title of Each Class                      Amount                 Offering             Aggregate          Amount of
             of Securities to                         to be                  Price               Offering          Registration
               be Registered                       Registered            Per Share (1)           Price (1)             Fee
-------------------------------------------- ------------------------ --------------------- -------------------- -----------------
Common Stock $0.001 par value per share,
  to be issued upon the exercise of options
  granted under the ThinAirApps, LLC 1999
  Incentive Option Plan, as amended, and
  the ThinAirApps, Inc. 2000 Equity
  Compensation Plan                               110,751 shares           $  10.25             $ 1,135,198           $272
-------------------------------------------- ------------------------ --------------------- -------------------- -----------------

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated based upon the weighted average per share exercise price (rounded up to the nearest whole cent) of outstanding options under the ThinAirApps, LLC 1999 Incentive Option Plan, as amended, and the ThinAirApps, Inc. 2000 Equity Compensation Plan, the underlying shares of which are registered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the Fiscal year ended June 1, 2001 filed with the Commission on August 13, 2001.

        (b) (i) The Registrant's Current Reports on Form 8-K filed with the Commission on June 15, 2001, November 9, 2001, December 14, 2001 and December 17, 2001.

            (ii) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2001 filed with the Commission on October 15, 2001 and the amendment thereto filed with the Commission on October 18, 2001.

        (c) (i) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on February 18, 2000 and any amendment or report filed for the purpose of updating such description.

            (ii) The description of the Registrant's preferred share purchase rights in the Registration Statement on Form 8-A filed with the Commission on October 23, 2000 and any amendment or report filed thereafter for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

        The certificate of incorporation, as amended, and bylaws, as amended, of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant may indemnify its directors and officers to the extent authorized or permitted by the Delaware General Corporation Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors and officers providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 7.  Exemption from Registration Claimed.

        Not Applicable.

Item 8.  Exhibits.

     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
           Corporation.

    10.1   ThinAirApps, LLC 1999 Incentive Option Plan, as amended.

    10.2   ThinAirApps, Inc. 2000 Equity Compensation Plan.

    23.1   Independent Auditors' Consent.

    23.2   Consent of Independent Appraiser.

    23.3 Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation (included in Exhibit 5.1).

    24.1   Power of Attorney (included on the signature page).

Item 9.  Undertakings.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on December 20, 2001.

                                  /s/ Eric A. Benhamou
                                  ---------------------------------------------
                                     Eric A. Benhamou
                                     Chief Executive Officer and Chairman of the
                                     Board of Directors

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric A. Benhamou, Judy Bruner and Stephen Yu, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective statements), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 20, 2001.


         Signatures                                                              Title
         ----------                                                              -----

/s/ Eric A. Benhamou                              Chief Executive Officer and Chairman of the Board of Directors
------------------------------------------
Eric A. Benhamou                                  (Principal Executive Officer)

 /s/ Judy Bruner                                  Senior Vice President and Chief Financial Officer (Principal Financial
-------------------------------------------
Judy Bruner                                       and Accounting Officer)

/s/ Gordon A. Campbell                            Director
------------------------------------------
Gordon A. Campbell


         Signatures                                                              Title
         ----------                                                              -----

/s/ Gareth C.C. Chang                             Director
------------------------------------------
Gareth C.C. Chang

/s/ Jean-Jacques Damlamian                        Director
------------------------------------------
Jean-Jacques Damlamian

/s/ Michael Homer                                 Director
------------------------------------------
Michael Homer

/s/ David C. Nagel                                Director
--------------------------------------------
David C. Nagel

/s/ Susan G. Swenson                              Director
------------------------------------------
Susan G. Swenson

                                  EXHIBIT INDEX


  Exhibit
  Number          Document Description
  -------        --------------------
    5.1          Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                 Corporation.

   10.1          ThinAirApps, LLC 1999 Incentive Option Plan, as amended.

   10.2          ThinAirApps, Inc. 2000 Equity Compensation Plan.

   23.1          Independent Auditors' Consent.

   23.2          Consent of Independent Appraiser.

   23.3 Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation (included in Exhibit 5.1).

    24.1         Power of Attorney (included on the signature page).